Filed pursuant to Rule 433
                                                         File No.: 333-140720-03

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

                                  $ 253,530,000
                          Subject to a +/- 10% Variance
                                  (Approximate)

                                 BCAP LLC TRUST
                               2007-AA4, GROUP II

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2007-AA4
                                     Issuer

                                    BCAP LLC
                                    Depositor

                            Chevy Chase Bank, F.S.B.
                                   Originator

                            Chevy Chase Bank, F.S.B.
                                    Servicer

                      Deutsche Bank National Trust Company
                                     Trustee

                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

   The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

   The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

   The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

   The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

   The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1337454/000091412107000651/by7522913-s3a1
..txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

   Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Transaction Summary
-------------------

                          $253,530,000 (Approximate)
                      BCAP LLC Trust, 2007-AA4, Group II

                                   Expected             Credit       Certificate
                                   Ratings             Support %       Interest      WAL (years)
Class(4)     Size(1)         (S&P/ Moody's/ DBRS)        (1)(2)          Rate            (3)         Collateral
--------   ------------   --------------------------   ---------    --------------   -----------   --------------
                                           Offered Certificates

II-A-1A    $229,133,000         AAA / Aaa/ AAA             11.25%   LIBOR + [ ](4)          3.05   MTA Option Arm
II-M-1       $9,423,000        AA+ / Aa1/ AA (high)         7.60%   LIBOR + [ ](5)          5.92   MTA Option Arm
II-M-2       $5,164,000            AA/ Aa2/ AA              5.60%   LIBOR + [ ](5)          5.91   MTA Option Arm
II-M-3       $1,678,000        AA- / Aa3/ AA (low)          4.95%   LIBOR + [ ](5)          5.91   MTA Option Arm
II-M-4       $1,807,000          A+/ A1/ A (high)           4.25%   LIBOR + [ ](5)          5.91   MTA Option Arm
II-M-5       $1,678,000             A/ A2/ A                3.60%   LIBOR + [ ](5)          5.90   MTA Option Arm
II-M-6       $2,453,000       BBB+/ Baa1/ BBB (high)        2.65%   LIBOR + [ ](5)          5.90   MTA Option Arm
II-M-7       $2,194,000       BBB-/ Baa3/ BBB (low)         1.80%   LIBOR + [ ](5)          5.81   MTA Option Arm



Class(4)   Payment Window    Certificate Type
--------   ---------------   ----------------
                Offered Certificates

II-A-1A    07/ 07 - 08/ 15        Senior
II-M-1     01/ 11 - 08/ 15      Mezzanine
II-M-2     01/ 11 - 08/ 15      Mezzanine
II-M-3     01/ 11 - 08/ 15      Mezzanine
II-M-4     01/ 11 - 08/ 15      Mezzanine
II-M-5     01/ 11 - 08/ 15      Mezzanine
II-M-6     01/ 11 - 08/ 15      Mezzanine
II-M-7     01/ 11 - 08/ 15      Mezzanine

(1) The class sizes and related credit enhancement levels are subject to variance of +/- 10% based upon the final pool and rating agency evaluation of subordination, overcollateralization and excess spread.

(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, overcollateralization, loss allocation and excess spread all as more fully described herein. The expected initial credit enhancement percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial Overcollateralization level for the Offered Certificates will equal approximately 1.80% of the of the Maximum Pool Principal Balance s and the Overcollateralization Target Amount for the Offered Certificates will equal 1.80% of the Maximum Pool Principal Balance. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the Overcollateralization level at the Overcollateralization Target Amount.

(3) The WAL's assume prepayment pricing speed of 25% CPR for the Offered Certificates and the 10% Clean-up Call is exercised.

(4) The Pass-Through Rate for the Class II-A-1 will be variable rates equal to the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the Net WAC Cap Rate. If the Optional Clean-Up Call is not exercised on the first possible date, the margins will increase to 2.0 times the original margins on the following Distribution Date.

(5) The Pass-Through Rates for the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates will be adjustable rates equal to the lesser of (i) One-Month LIBOR plus the respective margins and (ii) the Net WAC Cap Rate. If the Optional Clean-Up Call is not exercised on the first possible date, the margins will increase to 1.5 times the original margins on the following Distribution Date.


Transaction Structure
---------------------



                                                                              Offered
                                                                            Certificates
                                                                            --------------
                        Mortgage                    Mortgage     ---------   Class II-A
------------------       Loans      -----------      Loans                  Certificates   ---------
                    -------------->             -------------->  BCAP LLC   -------------> Investors
Sutton Funding LLC                   BCAP LLC                     Trust,                   ---------
(Sponsor)                           (Depositor)                  2007-AA4
                    <--------------             <--------------  (Issuer)                  ---------
------------------    Class II-CE   -----------   Class II-CE               -------------> Investors
                     and Class II-R              and Class II-R  ---------   Class II-M    ---------
                     Certificates                Certificates               Certificates



--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Description of the Group II Mortgage Loans
------------------------------------------

All of the mortgage loans (the "Mortgage Loans") are 30 and 40 year pay option adjustable rate loans secured by first liens on one to four-family residential properties. The mortgage rates for the Mortgage Loans are fixed for an initial period of one month after origination. All of the mortgage loans are negative amortization loans with rates that adjust monthly. At the end of the initial fixed-rate period, each mortgage rate will adjust based on the Mortgage Index plus the related margin, but the scheduled monthly payment will generally not adjust for a period of one year after origination.

o The "Mortgage Index" for all of the mortgage rates of the Mortgage Loans is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)" ("One-year MTA").

o The adjustable rate mortgage loans will provide for a fixed below-market or "teaser" interest rate during an initial period of one month. After this introductory period, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the related mortgage loan based on the remaining scheduled term of the loan, (ii) an interest-only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month),
   (iii) a monthly payment of principal and interest sufficient to fully amortize the related mortgage loan based on a fifteen year amortization term (this option is only available if the mortgage loan has been paid down to its 16th year), or (iv) a minimum payment based on the introductory interest rate, subject to annual and periodic adjustments.

For all of the mortgage loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance would exceed a percentage (either 110% or 115% as specified in the related note) of the original principal balance due to deferred interest (the "Negative Amortization Limit"), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Below is a further summary of the collateral characteristics of the Group II Mortgage Loans (as of June 1, 2007):

   o The information on the mortgage loans described herein is based on the Cut-off Date pool of approximately $201 million. On the Closing Date, it is expected that the trust will consist of approximately $201 million of mortgage loans (the "Initial Mortgage Loans"), and it is expected that up to approximately $57 million of mortgage loans may be purchased by the trust for a period of up to 3 months after the Closing Date (the "Pre-Funding Period")

   o  All of the mortgage loans were originated by Chevy Chase Bank, F.S.B.

   o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. Prepayment penalty cash flows for approximately 27.46% of the mortgage loans will be available in certain instances to pay the Offered Certificates, as described below.

      Prepayment Term      No Pre Pay   12 Months   36 Months
      ---------------      ----------   ---------   ---------
      Total                   2.30%      77.51%      20.18%

   o Approximately 13.98% of the mortgage loans were originated with Alternative/Full documentation.

   o The five states with the largest concentration are California (approximately 48.79%), Florida (approximately 11.03%), New Jersey (approximately 6.67%), Arizona (approximately 6.56%) and New York (approximately 5.05%).

   o  The non-zero weighted average FICO score is approximately 696.

   o The weighted average LTV is approximately 73.98%. The weighted average CLTV including subordinate financing at the time of origination is approximately 74.08%.

   o None of the mortgage loans have an original LTV over 80% without any primary mortgage insurance coverage.

                                       % of     WAM       Gross       Gross        Max      Mos.
      Amortization Type                Pool  (months)  Coupon (%)   Margin (%)  Rate (%)  To Reset
      ----------------------------     ----  --------  ----------   ----------  --------  --------
      Option ARM - 1 Month/30 Year      63.0    351       8.019       2.999      11.900       1
      Option ARM - 1 Month/40 Year      37.0    471       8.021       2.992      11.900       1

NOTE: The information related to the mortgage loans described in this term sheet reflects preliminary information. It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of mortgage loans and additional mortgage loans may be added to the pool of mortgage loans. The characteristics of the pool of mortgage loans may vary from those reflected in this term sheet and the aggregate stated principal balance of the mortgage loans as of the Closing Date may be greater than or less than the aggregate stated principal balance of the mortgage loans presented in this term sheet by up to 10%. Consequently, the aggregate initial principal balance of the Certificates may vary up to 10% from the amounts shown in this term sheet.

Description of the Mortgage Loans (continued)
---------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Summary - Initial Mortgage Loans
--------------------------------

Number of Mortgage Loans:                                                                365
Aggregate Stated Principal Balance:                                             $201,178,036
Average Principal Balance:                                                          $551,173
      Range:                                                            $55,303 - $2,677,563
W.A. Original Gross Coupon:                                                           4.266%
      Range:                                                                 1.000% - 9.250%
W.A. Current Gross. Coupon:                                                           8.020%
       Range:                                                                7.250% - 9.375%
W.A. Net Coupon:                                                                      7.554%
       Range:                                                               6.695% -  8.625%
W.A. Gross Margin:                                                                    2.996%
      Range:                                                                 2.250% - 4.300%
W.A. Net Margin:                                                                      2.531%
W.A. Gross Max Rate:                                                                 11.900%
      Range:                                                               11.900% - 11.900%
W.A. Net Max Rate:                                                                   11.434%
W.A. Remaining Term (Months):                                                            395
      Range (Months):                                                              345 - 479
W.A. Seasoning (Months):                                                                   9
      Range (Months):                                                                 1 - 15
California Concentration:                                                             48.79%
W.A. Original LTV:                                                                    73.98%
      Range:                                                                 12.50% - 96.87%
Percentage of Mortgage Loans with LTV greater than 80% &
no MI:                                                                                 0.00%
W.A. Original Months to Next Rate Adjustment:                                              1
      Range:                                                                           1 - 1
Documentation Status:
      Stated Income/Assets Verified                                                   68.73%
      Stated Income/Stated Assets                                                     14.84%
      Alternative/Full Documentation                                                  13.98%
      No Income/Assets Verified                                                        2.13%
      No Income/Stated Assets                                                          0.17%
      Streamline                                                                       0.14%
Interest Only Loans:                                                                   0.00%
Non-Zero W.A. FICO Score:                                                                696

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES.
--------------------------------------------------------------------------------

Summary of Key Terms
--------------------

Issuer: BCAP LLC Trust 2007-AA4 will issue the Mortgage Pass-Through Certificates, Series 2007-AA4. The certificates and the mortgage loans will be divided into two separate groups ("Group I" and "Group II"). All of the references in this term sheet to mortgage loans and certificates relate solely to Group II.

Depositor:                       BCAP LLC.

Originators:                     Chevy Chase Bank, F.S.B.

Servicer:                        Chevy Chase Bank, F.S.B.

Trustee:                         Deutsche Bank National Trust Company.

Sole Bookrunner:                 Barclays Capital Inc.

Rating Agencies:                 Moody's Investors Service, Standard & Poor's,
                                 and DBRS, Inc.

Cut-off Date:                    June 1, 2007.

Closing Date:                    June 29, 2007.

Distribution Date:               25th day of each month (or the next business
                                 day), commencing July 2007.

Final Distribution Date:         August, 2047

Pricing Speed:                   25% CPR.

Offered Certificates:            The Class II-A-1 and the Class II-M-1, Class
                                 II-M-2, Class II-M-3, Class II-M-4, Class
                                 II-M-5, Class II-M-6 and Class II-M-7
                                 Certificates.

Class II-A Certificates:         The Class II-A-1 Certificates (the "Senior
                                 Certificates").

Class II-M Certificates:         The Class II-M-1, Class II-M-2, Class II-M-3,
                                 Class II-M-4, Class II-M-5, Class II-M-6 and
                                 Class II-M-7 Certificates (the "Subordinate
                                 Certificates").

Class II-R Certificates:         Represent the residual interests in the REMIC
                                 related to Group II.

Class II-CE Certificates:        The Class II-CE Certificates are not offered
                                 herein. The Class II-CE Certificates will have an initial class certificate balance of approximately $4,648,036 which is approximately equal to the required initial overcollateralization.

Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Record Date:                     With respect to the certificates and any
                                 Distribution Date, the last day of the prior calendar month.

Delay Days:                      With respect to the certificates, 0 days.

Prepayment Period:               With respect to any Distribution Date is the
                                 calendar month immediately preceding the month in which such Distribution Date occurs.

Accrual Period:                  The period from and including the preceding
                                 Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current
                                 Distribution Date.

Interest Day Count:              The Trustee will calculate interest on all of
                                 the classes of certificates on an actual/360 basis and the certificates will settle flat.

Optional Clean-up Call:          Under certain conditions as provided for in the
                                 prospectus supplement, the holder of a majority percentage interest in the Class II-R
                                 Certificate may repurchase each of the mortgage loans when the aggregate principal balance of the mortgage loans is reduced to less than 10% of the Maximum Pool Principal Balance.

Registration:                    The Offered Certificates will be available in
                                 book-entry form through DTC.

Denominations:                   The Offered Certificates are issuable in
                                 minimum denominations of an original amount of $25,000 and multiples of $1 in excess thereof.

Federal Tax Treatment:           The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

ERISA Considerations:            The Offered Certificates generally may be
                                 purchased by, on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement. In addition, the Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

SMMEA Eligibility:               The Class II-A-1, Class II-M-1, Class II-M-2
                                 and Class II-M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered
                                 Certificates. You should consult you own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the Offered
                                 Certificates.

Mortgage Loans:                  As of Cut-off Date, approximately $201,178,036
                                 of mortgage loans.

Prefunding:                      On the Closing Date, approximately $57,000,000
                                 million from the sale of the Offered
                                 Certificates (the "Pre-Funded Amount") will be deposited with the Trustee into an account (the
                                 "Pre-Funding Account") to be used by the issuing entity to purchase additional mortgage loans during the Pre-Funding Period for the related mortgage loan pool. The addition of the Prefunding loans is not expected to materially change the characteristics of the mortgage loans.

Current Maximum Amount:          With respect to any Distribution Date, the sum
                                 of (i) the aggregate of the stated principal balances of the mortgage loans held by the issuing entity at such time, and (ii) with respect to each distribution date on or prior to September 10, 2007, the aggregate amount on deposit in the Pre-Funding Account immediately prior to the distribution date, net of investment earnings on deposit therein.

Maximum Pool Principal           The sum of the aggregate Stated Principal
Balance:                         Balance of all of the Initial Mortgage Loans as
                                 of the Cut-off Date plus the Pre-Funded Amount.

Advances:                        The Servicer will be obligated to advance, or
                                 cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from further payments of the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Prepayment Period:               With respect to any Distribution Date is the
                                 calendar month immediately preceding the month in which such Distribution Date occurs.

Compensating Interest:           With respect to any Distribution Date and any
                                 mortgage loan that was subject to a principal prepayment in full or in part during the related Prepayment Period, which principal prepayment was applied to such mortgage loan prior to such mortgage loan's due date during such Prepayment Period, the amount of interest and other recoveries of principal that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayments and recoveries were applied to such mortgage loan and ending on the day immediately preceding such due date, inclusive. With respect to Chevy
                                 Chase Bank, F.S.B., such amount is payable only to the extent of the servicing fee payable to Chevy Chase Bank, F.S.B. and for that
                                 Distribution Date.

Servicing Fee:                   With respect to each mortgage loan and any
                                 Distribution Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period.

Servicing Fee Rate:              The Servicing Rate for each loan will be 0.375%
                                 per annum.

LPMI Fee Rate:                   For any distribution date for any applicable
                                 mortgage loan, an amount equal to one twelfth of the applicable premium rate on the Stated
                                 Principal Balance of such mortgage loan as of the first day of the related Due Period.

Administration Fee:              The aggregate of the Servicing Fee at the
                                 Servicing Fee Rate and the LPMI Fee at the LPMI
                                 Fee Rate.

Credit Enhancement:              Credit Enhancement for the Offered Certificates
                                 will be provided by:

                                    (i)   Net Monthly Excess Cashflow,

                                    (ii)  Overcollateralization, and

                                    (iii) Subordination (see "Allocation of
                                          Losses" herein).

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Credit Enhancement               The Credit Enhancement Percentage for any class
Percentages:                     of Senior Certificates or Subordinate
                                 Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate class certificate balance of the class or classes subordinate thereto and the Overcollateralization Amount (in each case prior to distribution of the Principal
                                 Distribution Amount to the holders of the Senior Certificates and Subordinate
                                 Certificates then entitled to distributions of principal on such Distribution Date) by (y) the Current Maximum Amount after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related
                                 Prepayment Period.

                                                                                          Stepdown Target Subordination Percentage:
                                                                                       ---------------------------------------------
                                                                                       On/After Stepdown
                                                    Ratings                            Date and Prior to
                                 Class         (S&P/Moody's/DBRS)      Initial CE %        July 2013             On/After July 2013
                                 ------    ------------------------    ------------    -------------------       -------------------
                                 II-A-1          AAA /Aaa/AAA            11.25%        2.50 x Initial CE %       2.00 x Initial CE %
                                 II-M-1       AA+ /Aaa/AA (high)          7.60%        2.50 x Initial CE %       2.00 x Initial CE %
                                 II-M-2           AA/Aa1/AA               5.60%        2.50 x Initial CE %       2.00 x Initial CE %
                                 II-M-3        AA- /A1/AA (low)           4.95%        2.50 x Initial CE %       2.00 x Initial CE %
                                 II-M-4        A+/Aa2/A (high)            4.25%        2.50 x Initial CE %       2.00 x Initial CE %
                                 II-M-5             A/A3/A                3.60%        2.50 x Initial CE %       2.00 x Initial CE %
                                 II-M-6       BBB+/A1/BBB (high)          2.65%        2.50 x Initial CE %       2.00 x Initial CE %
                                 II-M-7       BBB-/A2/BBB (low)           1.80%        2.50 x Initial CE %       2.00 x Initial CE %

Subordination:                   o  The Credit Enhancement information shown
                                    above is subject to final rating agency
                                    approval and is subject to change based on such approval.

                                 o  The Subordinate Certificates will be
                                    subordinate to, and provide credit support for, the Senior Certificates. Among the Subordinate Certificates, they will rank in priority from highest to lowest in the following order: Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates, with each subsequent class providing credit support for the prior class or classes, if any.

Overcollateralization:           o  Overcollateralization refers to the amount
                                    by which the Current Maximum Amount exceeds the aggregate class certificate balance of the Senior and Subordinate Certificates.
                                    This excess (the "Overcollateralization
                                    Amount") is intended to protect the
                                    certificate holders against losses on the mortgage loans.

                                 o The "Overcollateralization Target Amount" is anticipated to be (i) on any Distribution Date prior to the Stepdown Date or if a Trigger Event is in effect, approximately 1.80% of the Maximum Pool Principal Balance, which will be fully established at issuance;
                                    (ii) on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in July 2013 when a Trigger Event is not in effect, approximately 4.50% of the current aggregate stated principal balance of the mortgage loans; and (iii) on any Distribution Date on or after the Distribution Date in July 2013 when a trigger event is not in effect, approximately 3.60% of the current aggregate stated principal balance of the Mortgage Loans.

                                 o If, due to losses, the Overcollateralization Amount is reduced below the
                                    Overcollateralization Target Amount, Net
                                    Monthly Excess Cashflow, if any is
                                    available, will be paid to the Senior and Subordinate Certificates then entitled to receive distributions in respect of principal in order to reduce the class certificate balance of such Certificates to the extent necessary to reach the Overcollateralization Target Amount (the "Overcollateralization Increase Amount").

Overcollateralization Reduction  Overcollateralization Reduction Amount for any
Amount: Distribution Date will be the lesser of (a) the Principal Funds on such Distribution Date and
                                 (b) the excess, if any, of (i) the
                                 Overcollateralization Amount for such
                                 Distribution Date over (ii) the
                                 Overcollateralization Target Amount for such
                                 Distribution Date.

Overcollateralization Floor:     An amount equal to 0.50% of the Maximum Pool
                                 Principal Balance.

Trigger Event:                   If either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event exists.

Delinquency Trigger Event:       With respect to a Distribution Date on or after
                                 the Stepdown Date, if the Rolling Sixty Day
                                 Delinquency Rate for the outstanding Mortgage
                                 Loans equals or exceeds the product of (i) (x) on or after the Stepdown Date and prior to the Distribution Date in July 2013, 24.75% or (y) on or after the Distribution Date in July 2013, 31.00% and (ii) the Credit Enhancement
                                 Percentage for the Senior Certificates, then a Delinquency Trigger Event exists.

Rolling Sixty Day Delinquency    With respect to any Distribution Date is the
Rate:                            average of the Sixty Day Delinquency Rates for
                                 the two immediately preceding Distribution
                                 Dates.

Sixty Day Delinquency Rate:      With respect to any Distribution Date, is a
                                 fraction, expressed as a percentage, the numerator of which is the aggregate stated principal balance for such Distribution Date of all mortgage loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including mortgage loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate stated principal balance for such Distribution
                                 Date of the mortgage loans as of the related due date (after giving effect to principal prepayments in the Prepayment Period related to that prior due date).

                                       8
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Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Cumulative Loss Trigger Event:   With respect to any Distribution Date on or
                                 after the Stepdown Date, if the aggregate amount of Realized Losses on the mortgage loans from (and including) the Cut-off Date to (and including) the related due period (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the end of the prior calendar month) divided by the Maximum Pool Principal Balance exceeds the applicable percentage, for such Distribution
                                 Date, as set forth below, then a Cumulative
                                 Loss Trigger Event will exist:

                                 Distribution Date Occurring in:  Percentage:
                                 -------------------------------  -------------------------------------------

                                 July 2009 to June 2010           0.35% with respect to July 2010, plus an
                                                                  additional 1/12th of 0.45% for each month
                                                                  thereafter through June 2011.

                                 July 2010 to June 2011           0.80% with respect to July 2010, plus an
                                                                  additional 1/12th of 0.65% for each month
                                                                  thereafter through June 2011.

                                 July 2011 to June 2012           1.45% with respect to July 2011, plus an
                                                                  additional 1/12th of 0.60% for each month
                                                                  thereafter through June 2012.

                                 July 2012 to June 2013           2.05% with respect to July 2012, plus an
                                                                  additional 1/12th of 0.80% for each month
                                                                  thereafter through June 2013.

                                 July 2013 to June 2014           2.85% with respect to July 2012, plus an
                                                                  additional 1/12th of 0.30% for each month
                                                                  thereafter through June 2013

                                 July 2014 and thereafter         3.15% with respect to July 2014 and
                                                                  thereafter.

Realized Loss:                   With respect to any Distribution Date and any
                                 defaulted mortgage loan, the excess of the Stated Principal Balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due Period after such mortgage loan has been liquidated.

Allocation of Losses:            o  To the extent not covered by excess interest
                                    or Overcollateralization, Realized Losses on the Mortgage Loans will be allocated to the most junior class of Subordinate
                                    Certificates outstanding beginning with the
                                    Class II-M-7 Certificates, until the class certificate balance of each class of the Subordinate Certificates has been reduced to zero.

                                 o  There will be no allocation of Realized
                                    Losses to the Class II-A-1 Certificates.
                                    Investors in the Class II-A-1 Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class II-A-1 Certificates all principal and interest amounts to which they are then entitled.


Applied Realized Loss Amounts:   If on any Distribution Date, after giving
                                 effect to the distributions described above, the aggregate class certificate balance of the Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class
                                 II-M-7, Class II-M-6, Class II-M-5, Class
                                 II-M-4, Class II-M-3, Class II-M-2 and Class
                                 II-M-1 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero.
                                 Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

                                 Interest on any class of certificates, the class certificate balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as is further described in "Priority of Payments - Net Monthly Excess Cashflow" above.

Unpaid Realized Loss Amount:     For any class of certificates, (x) the portion
                                 of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class certificate balance of that class due to the allocation of Subsequent Recoveries to the class certificate balance of that class.

Subsequent Recoveries:           Unexpected recoveries received after the
                                 determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a mortgage loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any mortgage loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Net Mortgage Rate:               The Net Mortgage Rate for each Mortgage Loan
                                 will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Formula Rate:                    For the Senior Certificates and Subordinate
                                 Certificates, One-Month LIBOR plus a specified margin.

Net WAC Cap Rate:                The Net WAC Cap Rate for any Distribution Date
                                    and the Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the mortgage loans in the prior calendar month minus the aggregate Administration Fee for each mortgage loan for such Distribution Date, and (y) the denominator of which is the Current Maximum Amount as of the last day of the immediately preceding due period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period, subject to adjustment based on the actual number of days elapsed for the Senior Certificates and Subordinate Certificates.

Net Monthly Excess Cashflow:     For any Distribution Date, the excess of (x)
                                 the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of
                                 (a) the distribution of Interest Funds
                                 (according to the Priority of Distributions) and (b) the distribution of Principal Funds
                                 (according to the Priority of Distributions).

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------


Pass-Through Rate:               The lesser of the Formula Rate and the Net WAC
                                 Cap Rate.

Interest Remittance Amount:      For any Distribution Date, as more fully
                                    described in the pooling and servicing
                                    agreement, will equal the sum of the
                                    following amounts:

                                    1. all interest received by or on behalf of
                                       the Servicer with respect to the mortgage loans by the determination date for such Distribution Date and not previously distributed;

                                    2. all Advances in respect of interest made
                                       by the Servicer with respect to mortgage loans for that Distribution Date;

                                    3. any amounts paid as Compensating Interest
                                       on the mortgage loans the Servicer for
                                       that Distribution Date;

                                    4. the interest portions of the total amount
                                       deposited in the Distribution Account in connection with the repurchase of any mortgage loan by the originator; and

                                    5. the interest portions of the total amount
                                       deposited in the Distribution Account in connection with the Optional Clean-Up Call with respect to Group II;

                                 minus the sum of the following amounts:

                                    1. all scheduled payments of interest
                                       collected on the mortgage loans but due
                                       on a date after the related due date;

                                    2. all interest paid by the mortgagors in
                                       connection with partial principal
                                       prepayments received with respect to the mortgage loans after the related Prepayment Period;

                                    3. all interest paid by the mortgagors in
                                       connection with prepayments in full
                                       received with respect to the mortgage
                                       loans after the related Prepayment
                                       Period;

                                    4. all amounts (other than Advances in
                                       respect of principal) reimbursable to the Servicer or the Trustee pursuant to the terms of the pooling and servicing agreement; and

                                    5. any fees payable to the Servicer or any
                                       premiums payable in connection with any
                                       lender paid primary mortgage insurance
                                       policies for the related due period.

Available Funds:                 For any Distribution Date, the sum of the
                                 Principal Funds and the Interest Funds for such Distribution Date.

Priority of Distributions:       The payments to the Certificates to be made on
                                 each Distribution Date, to the extent of Available Funds will be made according to the following priority:

                                 First, Interest Funds will be distributed as follows:

                                 1. Payments of accrued and unpaid interest concurrently, to the Senior Certificates calculated at a per annum rate equal to their respective Pass-Through Rate multiplied by their respective certificate principal balances, and any unpaid interest shortfalls from prior Distribution Dates for such classes for such Distribution Date.

                                 2. Payments of interest sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates, in that order, calculated at a per annum rate equal to their respective Pass-Through Rate multiplied by their respective certificate principal balance.

                                 Second, Principal Funds will be distributed as follows:

                                 1.

                                       (A)   For each Distribution Date prior to
                                             the Stepdown Date or on which a
                                             Trigger Event is in effect, in an
                                             amount up to the Principal
                                             Distribution Amount as follows:

                                             (i)   To the Class II-A-1 until
                                                   their respective balances are
                                                   reduced to zero,

                                             (ii)  Sequentially to the Class
                                                   II-M-1, Class II-M-2, Class
                                                   II-M-3, Class II-M-4, Class
                                                   II-M-5, Class II-M-6 and
                                                   Class II-M-7 Certificates, in
                                                   that order, until their
                                                   respective certificate
                                                   principal balances are
                                                   reduced to zero.

                                       (B)   For each Distribution Date on or
                                             after the Stepdown Date and so long
                                             as a Trigger Event is not in effect
                                             in an amount up to the Principal
                                             Distribution Amount, as follows:

                                             (i)   To the Class II-A-1 in an
                                                   amount up to the Senior
                                                   Principal Distribution
                                                   Amount:

                                             (ii)  Sequentially to the Class
                                                   II-M-1, Class II-M-2, Class
                                                   II-M-3, Class II-M-4, Class
                                                   II-M-5, Class II-M-6 and
                                                   Class II-M-7 Certificates, in
                                                   that order, in an amount up
                                                   to their respective
                                                   Subordinate Principal
                                                   Distribution Amounts, until
                                                   their respective certificate
                                                   principal balances are
                                                   reduced to zero.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Priority of Distributions        Third, any Net Monthly Excess Cashflow and
(cont.):                         prepayment penalty cashflow for approximately
                                 27.46% of the mortgage loans will be
                                 distributed as follows:

                                 1. To the Certificates then entitled to receive
                                    distributions in respect of principal in order to reduce the class certificate balance of such Certificates to the extent necessary to restore or maintain the Overcollateralization Target Amount.

                                 2. To pay any unpaid interest shortfalls on the
                                    Subordinate Certificates, on a sequential basis.

                                 3. To the Class II-A-1 to reduce the class
                                    certificate balance of such class in an
                                    amount up to the Net Deferred Interest
                                    allocated to the Certificates and not
                                    previously reimbursed.

                                 4. To pay unreimbursed Applied Realized Loss
                                    Amounts previously allocated to the
                                    Subordinate Certificates on a sequential basis.

                                 5. Sequentially to the Class II-M-1, Class
                                    II-M-2, Class II-M-3, Class II-M-4, Class
                                    II-M-5, Class II-M-6 and Class II-M-7
                                    Certificates, in that order, to reduce the class certificate balance of such class in an amount up to the Net Deferred Interest allocated to the Certificates and not previously reimbursed.

                                 6. To pay the Net WAC Cap Rate Carryover Amount
                                    first, to the Senior Certificates and
                                    second, to the Subordinate Certificates on a sequential basis.

                                 7. To pay any remaining amount to the Class
                                    II-CE and Class II-R Certificates in
                                    accordance with the pooling and servicing agreement.

Negative Amortization:           Since the mortgage loans are subject to
                                 negative amortization, the Senior Certificates and the Subordinate Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each interest accrual period with respect to each mortgage loan will be offset by all principal collections (including prepayment collections) for such period. Any negative amortization in excess of principal collections
                                 ("Net Deferred Interest") shall reduce the interest due on the certificates and will be allocated among the Senior Certificates and the Subordinate Certificates. On each Distribution
                                 Date, Net Deferred Interest will be allocated among the Senior Certificates and Subordinate
                                 Certificates in an amount equal to the excess, if any, for each such class, of (x) the amount of interest that accrued on such class of certificates at its respective Pass-Through
                                 Rate during the related Accrual Period related to that Distribution Date, over (y) the amount of current interest that would have accrued had the Pass-Through Rate for that class of certificates equaled the Adjusted Cap Rate for that Distribution Date. The class certificate balance of a class of certificates will increase by the amount of Net Deferred Interest allocated to that class.

Adjusted Rate Cap:               For any Distribution Date, the excess of (x)
                                 the Net WAC Cap Rate for that Distribution
                                 Date, over (y) a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related
                                 Accrual Period, and (b) the amount of Net
                                 Deferred Interest for the mortgage loans for that Distribution Date, and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans as of the due date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment
                                 Period related to that prior Due Date).

Interest Funds:                  For any Distribution Date is equal to the sum
                                 of (i) the Interest Remittance Amount for such Distribution Date and (ii) the aggregate
                                 Deferred Interest for the mortgage loans for the related due date up to the Principal
                                 Remittance Amount for that Distribution Date.

Deferred Interest:               With respect to each mortgage loan and each
                                 related due date, the excess, if any, of the amount of interest accrued on such mortgage loan from the preceding due date to such due date over the interest portion of the monthly payment due for such due date. Such excess may occur because the mortgage rates of the mortgage loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the payment caps, in either case, resulting in negative amortization.

Net Deferred Interest:           With respect to any Distribution Date, the
                                 excess, if any, of the aggregate Deferred
                                 Interest for each Mortgage Loan for the related due date, over the aggregate Principal
                                 Remittance Amount for such Distribution Date.

Net WAC Cap Rate Carryover       With respect to any Distribution Date on which
Amount:                          the related Formula Rate for the Offered
                                 Certificates is limited to the Net WAC Cap
                                 Rate, the Net WAC Cap Rate Carryover Amount is an amount equal to the sum of (i) the excess of
                                 (x) the amount of interest accrued on such Distribution Date assuming the Net WAC Cap Rate had not been applicable to such Certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Cap Rate plus (ii) the related Net
                                 WAC Cap Rate Carryover Amount for any previous
                                 Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Formula Rate for such class of Certificates for the most recently ended
                                 Accrual Period determined without taking into account the Net WAC Cap Rate.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Principal Remittance Amount:     For any Distribution Date, as more fully
                                 described in the pooling and servicing
                                 agreement, will equal the sum of the following amounts:

                                    1. the total amount of all principal
                                       received by or on behalf of the Servicer with respect to the mortgage loans by the determination date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries);

                                    2. all Advances in respect of principal, if
                                       any, made by the Servicer with respect to mortgage loans for that Distribution Date;

                                    3. the principal portions of the total
                                       amount deposited in the Distribution
                                       Account in connection with the repurchase of any mortgage loan by the originator; and

                                    4. the principal portions of the total
                                       amount deposited in the Distribution
                                       Account in connection with the Optional
                                       Clean-Up Call with respect to Group II;

                                 minus, the sum of the following amounts:

                                    1. all scheduled payments of principal
                                       collected on the mortgage loans but due
                                       on a date after the related due date;

                                    2. all partial principal prepayments
                                       received with respect to the mortgage
                                       loans after the related Prepayment
                                       Period, excluding all interest paid by
                                       the mortgagors in connection with such
                                       partial principal prepayments;

                                    3. all prepayments in full received with
                                       respect to the mortgage loans after the
                                       related Prepayment Period, excluding all interest paid by the mortgagors in connection with such prepayments in full;

                                    4. liquidation proceeds, insurance proceeds,
                                       condemnation proceeds and subsequent
                                       recoveries received on the Mortgage Loans after the prior calendar month;

                                    5. all Advances in respect of principal
                                       reimbursable to the Servicer or the
                                       Trustee pursuant to the terms of the
                                       pooling and servicing agreement; and

                                    6. all other amounts reimbursable to the
                                       Servicer or the Trustee pursuant to the
                                       terms of the pooling and servicing
                                       agreement for the related due period to
                                       the extent not reimbursed from the
                                       Interest Remittance Amount for the
                                       related due period.

Principal Funds:                 For any Distribution Date is equal to the
                                 excess, if any, of (i) the Principal Remittance
                                 Amount for that Distribution Date over (ii) the aggregate Deferred Interest for the Mortgage
                                 Loans for the related due date.

Principal Distribution Amount:   The Principal Distribution Amount for any
                                 Distribution Date will equal (i) the Principal
                                 Funds for such Distribution Date minus (ii) the amount of any Overcollateralization Reduction
                                 Amount for such Distribution Date and any amounts payable or reimbursable to the Servicer or the Trustee prior to distributions being made on the Senior Certificates and Subordinate
                                 Certificates. In no event will the Principal
                                 Distribution Amount with respect to any
                                 Distribution Date be less than zero or greater than the then outstanding aggregate class certificate balance of the Senior Certificates and Subordinate Certificates.

Senior Principal Distribution    For any Distribution Date will equal the excess
Amount:                          of: (1) the aggregate class certificate balance
                                 of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of
                                 (A) the product of (i) (x) 71.875% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in July 2013 or (y) 77.500% on or after the stepdown date and on or after the Distribution Date in July
                                 2013 and (ii) the Current Maximum Amount of the mortgage loans as of the last day of the related due period (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (B) Current
                                 Maximum Amount as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) minus the Overcollateralization Floor.

Subordinate Principal            For any class of Subordinate Certificates and
Distribution Amount:             Distribution Date, will equal the excess of:
                                 (1) the sum of: (a) the aggregate class
                                 certificate balance of the Senior Certificates
                                 (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate class certificate balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable
                                 Subordinate Principal Distribution Amount(s) for such more senior class(es) of Subordinate
                                 Certificates for such Distribution Date), and
                                 (c) the class certificate balance of such class of Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination
                                 Percentage for the subject class of Subordinate
                                 Certificates for that Distribution Date and (y) the Current Maximum Amount as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment
                                 Period) and (b) the Current Maximum Amount as of the last day of the related due period
                                 (after giving effect to unscheduled principal collections received in the related Prepayment
                                 Period) minus the Overcollateralization Floor;
                                 provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such
                                 Distribution Date, that class will be entitled to receive the entire remaining Principal Funds until its class certificate balance is reduced to zero.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Stepdown Target Subordination
Percentage (includes prefunded
amounts):

                                                                                          Stepdown Target Subordination Percentage:
                                                                                       ---------------------------------------------
                                                                                       On/After Stepdown
                                                    Ratings                            Date and Prior to
                                 Class         (S&P/Moody's/DBRS)      Initial CE %        July 2013             On/After July 2013
                                 ------    ------------------------    ------------    -------------------       -------------------
                                 II-A-1          AAA /Aaa/AAA             11.25%              28.125%                   22.500%
                                 II-M-1       AA+ /Aaa/AA (high)           7.60%              19.000%                   15.200%
                                 II-M-2           AA/Aa1/AA                5.60%              14.000%                   11.200%
                                 II-M-3       AA- /Aa1/AA (low)            4.95%              12.375%                    9.900%
                                 II-M-4        A+/Aa2/A (high)             4.25%              10.625%                    8.500%
                                 II-M-5           A/Aa3/A                  3.60%               9.000%                    7.200%
                                 II-M-6       BBB+/A1/BBB (high)           2.65%               6.625%                    5.300%
                                 II-M-7       BBB-/A2/BBB (low)            1.80%               4.500%                    3.600%

Stepdown                         The earlier of (i) the first Distribution Date
Date:                            on which the certificate principal balances of
                                 the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in July 2010 and
                                 (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior
                                 Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Subordinate
                                 Certificates) is equal to or greater than (a) on any Distribution Date prior to the Distribution Date in July 2013, 28.125% and (b) on any Distribution Date on or after the Distribution Date in July 2013, 22.500%.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Interest Available Rate
-----------------------

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and
(ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


               AFC at 25% CPR /   AFC at 25% CPR /
               Benchmarks at      Benchmarks at
Date           Pricing Rates      20%
------------   ----------------   -----------------
25-Jul-07          8.84                8.84
25-Aug-07          7.41               10.32
25-Sep-07          7.40               11.04
25-Oct-07          7.65               11.41
25-Nov-07          7.40               11.04
25-Dec-07          7.65               11.41
25-Jan-08          7.40               11.04
25-Feb-08          7.40               11.04
25-Mar-08          7.91               11.81
25-Apr-08          7.40               11.04
25-May-08          7.65               11.41
25-Jun-08          7.40               11.04
25-Jul-08          7.65               11.41
25-Aug-08          7.40               11.04
25-Sep-08          7.40               11.04
25-Oct-08          7.65               11.41
25-Nov-08          7.40               11.04
25-Dec-08          7.65               11.41
25-Jan-09          7.40               11.04
25-Feb-09          7.40               11.04
25-Mar-09          8.20               12.23
25-Apr-09          7.40               11.04
25-May-09          7.65               11.41
25-Jun-09          7.41               11.04
25-Jul-09          7.65               11.41
25-Aug-09          7.41               11.04
25-Sep-09          7.41               11.04
25-Oct-09          7.65               11.41
25-Nov-09          7.41               11.04
25-Dec-09          7.65               11.41
25-Jan-10          7.41               11.04
25-Feb-10          7.41               11.04
25-Mar-10          8.20               12.23
25-Apr-10          7.41               11.04
25-May-10          7.66               11.41
25-Jun-10          7.41               11.04
25-Jul-10          7.66               11.41
25-Aug-10          7.41               11.04
25-Sep-10          7.41               11.04
25-Oct-10          7.66               11.41
25-Nov-10          7.41               11.04
25-Dec-10          7.66               11.41
25-Jan-11          7.41               11.04
25-Feb-11          7.41               11.04
25-Mar-11          8.20               12.23
25-Apr-11          7.41               11.04
25-May-11          7.66               11.41
25-Jun-11          7.41               11.04
25-Jul-11          7.66               11.41
25-Aug-11          7.41               11.04
25-Sep-11          7.41               11.04
25-Oct-11          7.66               11.41
25-Nov-11          7.41               11.04
25-Dec-11          7.66               11.41
25-Jan-12          7.41               11.04
25-Feb-12          7.41               11.04
25-Mar-12          7.92               11.80
25-Apr-12          7.41               11.04
25-May-12          7.66               11.41
25-Jun-12          7.41               11.04
25-Jul-12          7.66               11.41
25-Aug-12          7.41               11.04
25-Sep-12          7.41               11.04
25-Oct-12          7.66               11.41
25-Nov-12          7.41               11.04
25-Dec-12          7.66               11.41
25-Jan-13          7.41               11.04
25-Feb-13          7.41               11.04
25-Mar-13          8.20               12.23
25-Apr-13          7.41               11.04
25-May-13          7.66               11.41
25-Jun-13          7.41               11.04
25-Jul-13          7.66               11.41
25-Aug-13          7.41               11.04
25-Sep-13          7.41               11.04
25-Oct-13          7.66               11.41
25-Nov-13          7.41               11.04
25-Dec-13          7.66               11.41
25-Jan-14          7.41               11.04
25-Feb-14          7.41               11.04
25-Mar-14          8.21               12.23
25-Apr-14          7.41               11.04
25-May-14          7.66               11.41
25-Jun-14          7.41               11.04
25-Jul-14          7.66               11.41
25-Aug-14          7.41               11.04
25-Sep-14          7.41               11.04
25-Oct-14          7.66               11.41
25-Nov-14          7.41               11.04
25-Dec-14          7.66               11.41
25-Jan-15          7.41               11.04
25-Feb-15          7.41               11.04
25-Mar-15          8.21               12.23
25-Apr-15          7.41               11.04
25-May-15          7.66               11.41
25-Jun-15          7.41               11.04
25-Jul-15          7.66               11.41
25-Aug-15          7.41               11.04
25-Sep-15          0.00               11.04

Note: Assumes 1-month LIBOR and 1-year MTA are 5.320% and 5.015%, respectively, and the cashflows are run to the Optional Call at the Pricing Speed.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Excess Spread (1)(2)
--------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied, (2) prepayments on the Mortgage Loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


Period       Excess Interest         Period      Excess Interest          Period       Excess Interest
---------    ---------------         ---------   ---------------          ---------    ---------------
25-Jul-07        3.553%              25-Apr-10       2.225%               25-Jan-13        1.973%
25-Aug-07        2.275%              25-May-10       2.382%               25-Feb-13        1.973%
25-Sep-07        2.271%              25-Jun-10       2.049%               25-Mar-13        2.767%
25-Oct-07        2.532%              25-Jul-10       2.222%               25-Apr-13        1.973%
25-Nov-07        2.273%              25-Aug-10       1.959%               25-May-13        2.220%
25-Dec-07        2.528%              25-Sep-10       1.961%               25-Jun-13        1.973%
25-Jan-08        2.269%              25-Oct-10       2.211%               25-Jul-13        2.220%
25-Feb-08        2.270%              25-Nov-10       1.967%               25-Aug-13        1.938%
25-Mar-08        2.808%              25-Dec-10       2.217%               25-Sep-13        1.945%
25-Apr-08        2.266%              25-Jan-11       1.972%               25-Oct-13        2.196%
25-May-08        2.502%              25-Feb-11       1.973%               25-Nov-13        1.949%
25-Jun-08        2.224%              25-Mar-11       2.767%               25-Dec-13        2.196%
25-Jul-08        2.471%              25-Apr-11       1.973%               25-Jan-14        1.949%
25-Aug-08        2.213%              25-May-11       2.220%               25-Feb-14        1.949%
25-Sep-08        2.215%              25-Jun-11       1.973%               25-Mar-14        2.743%
25-Oct-08        2.474%              25-Jul-11       2.220%               25-Apr-14        1.949%
25-Nov-08        2.218%              25-Aug-11       1.973%               25-May-14        2.196%
25-Dec-08        2.477%              25-Sep-11       1.973%               25-Jun-14        1.949%
25-Jan-09        2.222%              25-Oct-11       2.220%               25-Jul-14        2.196%
25-Feb-09        2.224%              25-Nov-11       1.973%               25-Aug-14        1.951%
25-Mar-09        3.053%              25-Dec-11       2.220%               25-Sep-14        1.958%
25-Apr-09        2.229%              25-Jan-12       1.973%               25-Oct-14        2.211%
25-May-09        2.488%              25-Feb-12       1.973%               25-Nov-14        1.971%
25-Jun-09        2.234%              25-Mar-12       2.484%               25-Dec-14        2.225%
25-Jul-09        2.494%              25-Apr-12       1.973%               25-Jan-15        1.985%
25-Aug-09        2.239%              25-May-12       2.220%               25-Feb-15        1.992%
25-Sep-09        2.242%              25-Jun-12       1.973%               25-Mar-15        2.793%
25-Oct-09        2.501%              25-Jul-12       2.220%               25-Apr-15        2.007%
25-Nov-09        2.246%              25-Aug-12       1.973%               25-May-15        2.261%
25-Dec-09        2.497%              25-Sep-12       1.973%               25-Jun-15        2.022%
25-Jan-10        2.241%              25-Oct-12       2.220%               25-Jul-15        2.277%
25-Feb-10        2.242%              25-Nov-12       1.973%               25-Aug-15        2.039%
25-Mar-10        3.067%              25-Dec-12       2.220%

   1. Assumes 1-month LIBOR and 1-year MTA are 5.320% and 5.015%, respectively, and the cashflows are run to the Optional Call at the Pricing Speed.

   2. Calculated as (a) interest on the collateral (net of the Administration Fee Rate) plus any prepayment penalties less total interest (including Net WAC Cap Rate Carryover Amount) on the Offered Certificates divided by (b) collateral balance as of the beginning period plus Pre-Funding Accountbalance , such amount multiplied by 360 divided by the actual number of days in the related accrual period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Sensitivity Table - To Call
---------------------------

The assumptions for the sensitivity table below are as follows:
o  The pricing prepayment assumptions as per below are applied
o 1-month LIBOR and 1-year MTA, remain static at 5.320%,and 5.015%, respectively
o  10% Optional Clean-Up Call is exercised


                         10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                         -------   -------   -------   -------   -------   -------   -------
II-A1
WAL for Princ Pmts          7.90      5.36      3.05      2.46      2.02      1.39      1.00
Principal Window Begin         1         1         1         1         1         1         1
Principal Window End         234       166        98        80        67        49        35

II-M1
WAL for Princ Pmts         13.44      9.51      5.92      4.91      4.26      3.86      3.07
Principal Window Begin        85        76        43        37        39        43        37
Principal Window End         234       166        98        80        67        49        37

II-M2
WAL for Princ Pmts         13.44      9.48      5.91      4.91      4.23      3.65      3.07
Principal Window Begin        85        75        43        37        38        41        37
Principal Window End         234       166        98        80        67        49        37

II-M3
WAL for Princ Pmts         13.44      9.47      5.91      4.90      4.22      3.57      3.07
Principal Window Begin        85        74        43        37        38        40        37
Principal Window End         234       166        98        80        67        49        37

II-M4
WAL for Princ Pmts         13.44      9.46      5.91      4.90      4.22      3.55      3.07
Principal Window Begin        85        74        43        37        38        39        37
Principal Window End         234       166        98        80        67        49        37

II-M5
WAL for Princ Pmts         13.44      9.46      5.90      4.90      4.21      3.50      3.07
Principal Window Begin        85        74        43        37        37        39        37
Principal Window End         234       166        98        80        67        49        37

II-M6
WAL for Princ Pmts         13.44      9.46      5.90      4.90      4.20      3.49      3.07
Principal Window Begin        85        73        43        37        37        38        37
Principal Window End         234       166        98        80        67        49        37

II-M7
WAL for Princ Pmts         13.25      9.29      5.81      4.83      4.19      3.45      3.07
Principal Window Begin        85        73        43        37        37        38        37
Principal Window End         234       166        98        80        67        49        37

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Sensitivity Table - To Maturity
-------------------------------

The assumptions for the sensitivity table below are as follows:
o  The pricing prepayment assumptions as per below are applied
o 1-month LIBOR and 1-year MTA, remain static at 5.320%,and 5.015%, respectively
o  10% Optional Clean-Up Call is not exercised


                         10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                         -------   -------   -------   -------   -------   -------   -------
II-A1
WAL for Princ Pmts          8.31      5.75      3.31      2.67      2.20      1.51      1.00
Principal Window Begin         1         1         1         1         1         1         1
Principal Window End         399       325       214       176       147       108        35

II-M1
WAL for Princ Pmts         14.26     10.26      6.40      5.30      4.61      4.16      4.99
Principal Window Begin        85        76        43        37        39        43        49
Principal Window End         327       256       157       129       107        78        81

II-M2
WAL for Princ Pmts         14.16     10.12      6.32      5.24      4.53      3.92      3.86
Principal Window Begin        85        75        43        37        38        41        43
Principal Window End         308       234       142       116        97        73        57

II-M3
WAL for Princ Pmts         14.07     10.02      6.26      5.19      4.48      3.82      3.61
Principal Window Begin        85        74        43        37        38        40        42
Principal Window End         291       216       130       106        89        69        52

II-M4
WAL for Princ Pmts         14.00      9.94      6.21      5.15      4.45      3.78      3.50
Principal Window Begin        85        74        43        37        38        39        40
Principal Window End         283       209       125       102        85        67        50

II-M5
WAL for Princ Pmts         13.89      9.84      6.15      5.10      4.39      3.70      3.40
Principal Window Begin        85        74        43        37        37        39        39
Principal Window End         273       199       119        97        81        63        48

II-M6
WAL for Princ Pmts         13.69      9.66      6.03      5.01      4.32      3.62      3.28
Principal Window Begin        85        73        43        37        37        38        38
Principal Window End         261       189       113        92        77        60        45

II-M7
WAL for Princ Pmts         13.25      9.30      5.82      4.84      4.25      3.49      3.12
Principal Window Begin        85        73        43        37        37        38        37
Principal Window End         238       170       101        82        73        54        41

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Breakeven Analysis
------------------

BREAKEVEN ANALYSIS
*Triggers Failing
*12 month recovery lag
*CDR before first dollar loss
*Defaults are in addition to prepayments
*100% P&I advances

                                                   Static

Class                  M1        M2        M3        M4        M5        M6        M7
------------------     ------    ------    ------    ------    ------    ------    ------
Loss Severity          25%       25%       25%       25%       25%       25%       25%
Indices                Static    Static    Static    Static    Static    Static    Static
Default (CDR)          19.00     14.80     13.52     12.20     11.05     9.56      8.58
Collateral Loss (%)    11.12     9.44      8.86      8.23      7.65      6.85      6.29

Note: 1-month LIBOR and 1-year MTA, remain static at 5.320%,and 5.015%, respectively

                                                  Forward

Class                  M1        M2        M3        M4        M5        M6        M7
-------------------    -------   -------   -------   -------   -------   -------   -------
Loss Severity          25%       25%       25%       25%       25%       25%       25%
Indices                Forward   Forward   Forward   Forward   Forward   Forward   Forward
Default (CDR)          18.27     14.08     12.81     11.51     10.38     8.94      8.00
Collateral Loss (%)    10.85     9.11      8.52      7.89      7.30      6.50      5.95



--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 27, 2007
BCAP LLC Trust, 2007-AA4, Group II
--------------------------------------------------------------------------------

Contact Information
-------------------


                                Barclays Capital
                                ----------------

ABS Finance
-----------
Jay Kim                        (212) 412-7621
                               jay.kim@barcap.com
Glen Greeley                   (212) 412-6741
                               glen.greeley@barcap.com
Michael Dryden                 (212) 412-7539
                               michael.dryden@barcap.com
Belinda Torres                 (212) 412-7592
                               belinda.torres@barcap.com
Alison Cohen                   (212) 412-6906
                               alison.cohen@barcap.com
Keith.Singletary               (212) 412-1134
                               Keith.Singletary@barcap.com
Structure & Collateral
----------------------
Maggie Jang                    (212) 412-6894
                               maggie.jiang@barcap.com
Martin Akguc                   (212) 412-2442
                               Martin.Akguc@barcap.com
Dan King                       (212) 412-3676
                               daniel.king@barcap.com
Michael Kuszynski              (212) 412-5254
                               Michael.Kuszynski@barcap.com
Trading
-------
Steve Cozine                   (212) 412-1316
                               steve.cozine@barcap.com
Bret Ackerman                  (212) 412-5318
                               bret.ackerman@barcap.com
Rich Chung                     (212) 412-5332
                               richard.chung@barcap.com


                                 Rating Agencies
                                 ---------------

Standard & Poor's
-----------------
Henry Barash                   (212) 438-3514
                               henry_barash@standardandpoors.com
Moody's
-------
Rachel Peng                    (212) 553-3831
                               rachel.peng@moodys.com
DBRS
----
Bernard Maas                   (212) 806-3258
                               bmaas@dbrs.com